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                      PROXY CARD FOR SNB BANCSHARES, INC.

                                 EXHIBIT 99.1

                             SNB BANCSHARES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Ben G. Porter, Benjamin W. Griffith, III and Alford C. Bridges and any of them with full power of substitution, as proxies of the undersigned, to represent the undersigned and to vote all shares of SNB BANCSHARES, INC. ("SNB") common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of SNB, to be held at the Macon Centreplex, 200 Coliseum Drive, Macon, Georgia 31201 at ______ o'clock __.m. local time, on June ______, 1998 and at any adjournment thereof.

     Instead of voting separately as to each proposal, you may vote on all proposals as a group. To vote on all of the proposals as a group, select one of the following options:

     [ ] FOR                            [ ] AGAINST               [ ] ABSTAIN

     If you decide not to vote on the proposals as a group, please vote on each of the following proposals separately. In the event you vote on the proposals as a group and also vote separately, your vote for the separate proposals will prevail to the extent of any conflict.

                                  PROPOSAL I

Proposal to: approve the Agreement and Plan of Merger, dated January 29, 1998, as amended on February 12, 1998 (the "Agreement"), between SNB and Crossroads Bancshares, Inc. ("Crossroads") and to approve the merger (the "Merger") pursuant to which Crossroads will be merged with and into SNB, and in which each issued and outstanding share of Crossroads common stock will be converted into the right to receive 2.9 shares of SNB common stock, subject to adjustment in the event the shares of Crossroads outstanding on the effective date of the Merger do not number 291,982.

[ ] FOR     [ ] AGAINST   [ ] ABSTAIN

                                  PROPOSAL II

Proposal to: Amend the Articles of Incorporation of SNB to increase the number of authorized shares of the Company's common stock from 5,000,000 shares to 10,000,000 shares.

[ ] FOR     [ ] AGAINST   [ ] ABSTAIN
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                                 PROPOSAL III

(a) Proposal to: Amend the Articles of Incorporation of SNB to restructure its Board of Directors by reducing the Board of Directors from five classes to three classes, and by reducing the term of such directors from five years to three years.

[ ] FOR     [ ] AGAINST   [ ] ABSTAIN

(b) Proposal to: In the event Proposal III(a) is approved, to elect two (2) Class I directors to serve for an initial one-year term expiring at the annual meeting in the year 1999 or until their successors are duly elected and qualified; to elect three (3) Class II directors to serve for a two-year term expiring at the annual meeting in 2000, or until their successors are duly elected and qualified; and to elect three (3) Class III directors to serve for an initial three-year term expiring at the annual meeting in 2001, or until their successors are duly elected and qualified.

          ____________________                ____________________
          FOR all nominees listed below       WITHHOLD AUTHORITY
          (except as marked to the            to vote for all nominees
           contrary below)                    listed below.


NOMINEES:

     ALFORD C. BRIDGES              (CLASS I)
     JOE E. TIMBERLAKE, III         (CLASS I)
     RICHARD W. WHITE, JR.          (CLASS II)
     ROBERT C. HAM                  (CLASS II)
     ROBERT T. MULLIS               (CLASS II)
     BENJAMIN W. GRIFFITH, III      (CLASS III)
     BEN G. PORTER                  (CLASS III)
     H. AVERETT WALKER              (CLASS III)

INSTRUCTIONS: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

                                  PROPOSAL IV

Proposal to: Ratify the appointment of McNair, McLemore, Middlebrooks & Co., LLP as independent accountants of SNB for the year ended December 31, 1998.

[ ] FOR     [ ] AGAINST   [ ] ABSTAIN
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     In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s). This Proxy may be revoked at any time prior to voting hereof.

     This proxy, when properly executed, duly returned and not revoked will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposals listed on this Proxy.


                                   Signature(s)

                                   _____________________________________________

                                   _____________________________________________

                                   _____________________________________________


                                   Dated:  ________________________, 1998

                                   NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.